Exhibit 10.3

VERA BRADLEY DESIGNS, INC.

2010 RESTRICTED STOCK PLAN

VERA BRADLEY DESIGNS, INC.

2010 RESTRICTED STOCK PLAN

ARTICLE I

ESTABLISHMENT

Vera Bradley Designs, Inc. (the “Company”), an Indiana corporation, hereby establishes the Vera Bradley Designs, Inc. 2010 Restricted Stock Plan (the “Plan”). The purpose of the Plan is to promote the overall financial objectives of the Company, its stockholders and its Affiliates by motivating those persons selected to participate in the Plan to achieve long-term growth in the stockholder equity in the Company and by retaining the association of those individuals who are instrumental in achieving this growth. The Plan is adopted as of July 30, 2010 (the “Effective Date”).

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms are defined as set forth below:

“Affiliate” means a corporation, partnership or limited liability company that is a parent or subsidiary corporation (as Code Sections 424(e) and (f) define those terms) with respect to the Company.

“Agreement” or “Award Agreement” means, individually or collectively, any agreement entered into pursuant to the Plan pursuant to which an Award is granted to a Participant.

“Award” means a Stock Award.

“Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards are transferred if and to the extent permitted hereunder. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means person, persons, trust or trust entitled by will or the laws of descent and distribution to receive such benefits.

“Board of Directors” or “Board” means the Board of Directors of the Company.

“Cause” shall have the meaning set forth in any employment, consulting, or other agreement between the Company and the Participant. If there is no employment, consulting, or other agreement between the Company and the Participant, or if such agreement does not define “Cause,” then “Cause” will mean: (i) theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company or Company Parties, perpetration or attempted perpetration of fraud, or participation in a fraud or attempted fraud, on the Company or Company

Parties, or unauthorized appropriation of, or attempt to misappropriate, any tangible or intangible assets or property of the Company or Company Parties, (ii) act or acts of disloyalty, moral turpitude, or material misconduct that is injurious to the interest, property, value, operations, business or reputation of the Company or Company Parties, or conviction of a crime that results in injury to the Company or Company Parties; or (iii) repeated refusal (other than by reason of Disability) to carry out reasonable instructions from his or her superiors or the Board. In addition, the Participant’s Service will be deemed to have terminated for Cause if, after the Participant’s Service has terminated, facts and circumstances are discovered that would have justified a termination for Cause.

“Code” or “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, any Treasury Regulations (including proposed regulations) thereunder and any subsequent Internal Revenue Code.

“Commission” means the Securities and Exchange Commission or any successor agency.

“Committee” means such committee designated by the Board consisting of not less than two members of the Board, authorized to administer the Plan under Article II hereof.

“Class B Common Stock” means the Class B Non-Voting Common Stock, no par value per share, of the Company, whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter or the equity of any successor to the Company which is designated for the purposes of this Plan.

“Company” means Vera Bradley Designs, Inc., an Indiana corporation, and includes any successor or assignee entity or entities into which the Company may be merged, changed or consolidated; any entity for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

“Company Parties” means, collectively and without duplication, the Company, any predecessor company, and any of its Affiliates.

“Director” means any individual who is a member of the board of directors of the Company.

“Disability” shall have the meaning set forth in any employment, consulting, or other agreement between any of the Company Parties and the Participant which agreement shall be determinative. Only if there is no employment, consulting, or other agreement between any of the Company Parties and the Participant, or if such agreement does not define “Disability,” then “Disability” will mean (i) any permanent physical or mental incapacity or disability rendering the Participant unable or unfit to perform effectively the duties and obligations of the Participant’s Service, or (ii) any illness, accident, injury, physical or mental incapacity or other disability, which condition is expected to be permanent or long-lasting and has rendered the Participant unable or unfit to perform effectively the duties and obligations of the Participant’s Service for a period of at least 180 days in any twelve-consecutive month period (in either case, as determined in the good faith judgment of the Board).

“Effective Date” means July 30, 2010.

“Employee” means a person employed by the Company or an Affiliate in a common law employee-employer relationship.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means, as it relates to Shares, as of the relevant date: (i) after a Public Offering, the closing price of a Share as reported on the principal national securities exchange on which the Shares are then listed, or if there were no sales on such date, on the next preceding day on which there were sales, or if such Shares are not listed on a national securities exchange, the last reported bid price in the over-the-counter market; or (ii) before a Public Offering, the Board shall determine Fair Market Value in good faith on the basis of such considerations as the Board deems important and consistent with Sections 409A and 422 of the Code (to the extent applicable).

“Grant Date” means the date as of which an Award is granted pursuant to the Plan.

“Participant” means a person who satisfies the eligibility conditions of Article V and to whom an Award has been granted by the Committee under this Plan, and in the event a Representative is appointed for a Participant or another person becomes a Representative, then the term “Participant” shall mean such Representative. The term shall also include a trust for the benefit of the Participant, a partnership the interest of which is held by or for the benefit of the Participant, the Participant’s parents, spouse or descendants, or a custodian under a uniform gifts to minors act or similar statute for the benefit of the Participant’s descendants, to the extent permitted by the Committee and not inconsistent with the Rule 16b-3. Notwithstanding the foregoing, the term “Termination of Employment” shall mean the Termination of Employment of the person to whom the Award was originally granted.

“Plan” means the Vera Bradley Designs, Inc. 2010 Restricted Stock Plan, as herein set forth and as may be amended from time to time.

“Public Offering” means any sale of the Company’s common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended from time to time, or any successor act thereto, filed with the Securities and Exchange Commission; provided that the following shall not be considered a public offering: (i) any issuance of common equity securities by the Company as consideration for a merger or acquisition, (ii) any issuance of common securities to employees, directors or consultants of any of the Company or any of its Affiliates as part of an incentive or compensation plan, (iii) any issuance of common equity securities as part of a unit with debt or preferred stock or any similar structure in which the common equity securities are being offered primarily as a means of enhancing the Company’s ability to sell the debt or preferred stock, and (iv) the issuance of common stock by the Company upon conversion of any preferred stock of the Company.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Service” means the provision of services in the capacity of (i) an employee of the Company or an Affiliate, (ii) a non-employee member of the Company’s Board or the board of directors of an Affiliate, or (iii) a consultant or other independent advisor to the Company or an Affiliate.

“Shareholders Agreement” means that certain Amended and Restated Stock Purchase and Sale Agreement Re Non-Voting Shares dated February 23, 2003, as amended and supplemented, among the Company and the other shareholders of the Company who are from time to time parties thereto.

“Shares” means shares of Class B Common Stock.

“Stock Award” means an Award denominated in Shares.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

ARTICLE III

ADMINISTRATION

The Board, or a Committee designated by the Board will administer the Plan. Except as limited by law and subject to the provisions of this Plan, the Board will have full power to: (i) select eligible Persons to participate in the Plan; (ii) determine the sizes and types of Awards; (iii) determine the terms and conditions of Awards but only in a manner consistent with the Plan; (iv) construe and interpret the Plan and any agreement or instrument entered into under the Plan; (v) establish, amend or waive rules and regulations for the Plan’s administration; and (vi) subject to the provisions of Article VII, amend the terms and conditions of any outstanding Award to the extent the terms are within the Board’s authority under the Plan. Further, the Board will make all other determinations that may be necessary or advisable to administer the Plan. The Board may delegate some or all of its authority under the Plan. All decisions made by the Board or by a Person or Persons delegated authority by the Board shall be final and binding on all Participants and other Persons.

ARTICLE IV

SHARES SUBJECT TO PLAN

4.1 Number of Shares. Subject to adjustment under Section 4.5, the total number of Shares reserved and available for distribution pursuant to Awards under the Plan shall be 31,400 Shares, as authorized for issuance on the Effective Date. Such Shares may consist, in whole or in part, of authorized and unissued Shares or shares of treasury stock.

4.2 Release of Shares. If any Shares that are subject to any Award are forfeited, if any Award otherwise terminates without issuance of Shares being made to the Participant or if any Shares are received by the Company in connection with the satisfaction of a tax withholding obligation, such Shares subject to the Award will not again be available for distribution in connection with Awards under the Plan.

4.3 Restrictions on Shares. Shares issued pursuant to Awards under the Plan shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions (i) provided in the Shareholders Agreement or any similar or successor shareholders agreement and/or (ii) as the Board in its discretion may determine or provide in an Award Agreement. The Company may cause any certificate for any Shares to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Shares as provided in this Plan or as the Board may otherwise require.

4.4 Anti-Dilution. If the Shares, as currently constituted, are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation (whether because of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise, but not including a sale of the Company’s Shares or other equity pursuant to an effective registration statement under the Securities Act, filed with the Securities and Exchange Commission, or other capital infusion from any source) or if the number of Shares is increased through the payment of a Share dividend, then the Board shall substitute for or add to each Share previously appropriated, later subject to, or which may become subject to, an Award, the number and kind of shares or other securities into which each outstanding Share was changed for which each such Share was exchanged, or to which each such Share is entitled, as the case may be. The Board also shall amend outstanding Awards as to price and other terms, to the extent necessary to reflect the events described above. If there is any other change in the number or kind of the outstanding shares or other securities into which the outstanding Shares have been changed, or for which they have been exchanged, the Board, in its sole discretion, may adjust any Award already granted or which may be afterward granted.

ARTICLE V

ELIGIBILITY

5.1 Eligibility. The following Persons are eligible to receive Awards under this Plan: (a) any Employee and (b) any non-employee Director.

ARTICLE VI

STOCK AWARDS

6.1 General. Prior to a Public Offering, the Board shall have authority to grant Stock Awards under the Plan at any time or from time to time. Stock Awards may be directly issued under the Plan subject to such terms, conditions, performance requirements, restrictions, forfeiture provisions, contingencies and limitations as the Board shall determine. Stock Awards may be issued that are fully and immediately vested upon issuance or that vest in one or more installments over the Participant’s period of employment or other service to the Company or upon the attainment of specified performance objectives, or the Company may issue Stock Awards that entitle the Participant to receive a specified number of vested Shares upon the attainment of one or more performance goals or service requirements established by the Board.

6.2 Grant. The grant of a Stock Award shall occur as of the date the Board determines. Each Stock Award granted under the Plan shall be evidenced by an Agreement, in a form approved by the Board, which shall embody the terms and conditions of such Stock Award and which shall be subject to the express terms and conditions set forth in the Plan. Such Agreement shall become effective upon execution by the Company and the Participant. Shares representing a Stock Award shall be evidenced in such manner as the Board may deem appropriate, including book-entry registration on issuance of one or more certificates (which may bear appropriate legends referring to the terms, conditions and restrictions applicable to such Award). The Board may require that any such certificates be held in custody by the Company until any restrictions thereon shall have lapsed and that the Participant deliver a stock power, endorsed in blank, relating to the Shares covered by such Award.

6.3 Terms and Conditions. A Stock Award may be issued in exchange for any consideration which the Committee may deem appropriate in each individual instance, including, without limitation: (i) cash or cash equivalents; (ii) past services rendered to the Company or any Affiliate; or (iii) future services to be rendered to the Company or any Affiliate. A Stock Award that is subject to restrictions on transfer and/or forfeiture provisions may be referred to as an award of “Restricted Stock.”

ARTICLE VII

MISCELLANEOUS

7.1 Amendments and Termination. The Board may amend, alter or discontinue the Plan at any time, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under an Award theretofore granted without the Participant’s consent, except such an amendment made to made to cause the Plan to qualify for the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by law or agreement.

The Committee may amend, alter or discontinue the Plan or an Award at any time on the same conditions and limitations (and exceptions to limitations) as apply to the Board’s authority to amend the Plan and further subject to any approval or limitations the Board may impose.

7.2 Unfunded Status of Plan. It is intended that the Plan be an “unfunded” plan for incentive and deferred compensation. The Board may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or make payments; provided, however, that, unless the Board otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

7.3 Limits on Transferability. Unless otherwise provided in this Plan or in an Agreement, no Award shall be subject to the claims of Participant’s creditors and no Award may be sold, transferred, assigned, alienated, encumbered, hypothecated, gifted, conveyed, pledged or disposed of in any way other than by will or the laws of descent and distribution or to a Representative upon the death of the Participant.

7.4 General Provisions.

(a) Representation. The Board may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer.

(b) No Additional Obligation. Nothing contained in the Plan shall prevent the Company or an Affiliate from adopting other or additional compensation arrangements for its employees.

(c) Withholding. The Board may provide for provisions with respect to any required tax withholding in the Award Agreement.

(d) Representative. The Board shall establish such procedures as it deems appropriate for a Participant to designate a representative to whom any amounts payable in the event of the Participant’s death are to be paid.

(e) Controlling Law. The Plan and all Awards made and actions taken thereunder will be governed by and construed in accordance with the laws of the State of Indiana (other than its law respecting choice of law). The Plan shall be construed to comply with all applicable law and to avoid liability to the Company, an Affiliate or a Participant or loss of a deduction, including, without limitation, liability under Section 16(b) of the Exchange Act.

(f) No Rights with Respect to Continuance of Employment. Nothing contained herein shall be deemed to alter the relationship between the Company or an Affiliate and a Participant, or the contractual relationship between a Participant and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment between the Company or an Affiliate and a Participant. The Company or an Affiliate and each of the Participants continue to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract. The Company or an Affiliate shall have no obligation to retain the Participant in its employ or service as a result of this Plan. There shall be no inference as to the length of employment or service hereby, and the Company or an Affiliate reserves the same rights to terminate the Participant’s employment or service as existed prior to the individual’s becoming a Participant in this Plan.

(g) Fail-Safe. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3, as applicable. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision shall be deemed to be incorporated by reference into the Plan with respect to Participants subject to Section 16.

(h) Right to Capitalize. The grant of an Award shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidation, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7.5 Headings. The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

7.6 Severability. If any provision of this Plan is for any reason held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Plan, and this Plan will be construed as if such invalid or unenforceable provision were omitted.

7.7 Successors and Assigns. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

7.8 Entire Agreement. This Plan and the Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and the Agreement, the terms and conditions of this Plan shall control.

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